UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2008

THE PENN TRAFFIC COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8858	25-0716800
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1200 State Fair Boulevard

Syracuse, New York 13221-4737

(Address of Principal Executive Offices) (Zip Code)

(315) 453-7284

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

C&S Wholesale Grocers, Inc. Agreement

On September 10, 2008, The Penn Traffic Company (the “Company”) entered into a definitive agreement with C&S Wholesale Grocers, Inc. (“C&S”) whereby C&S will provide significant additional procurement services to the Company. Expanding beyond a previous agreement that solely covered the procurement of produce, the new agreement provides for C&S to procure the Company’s requirements for grocery, bakery, candy, spices, store supplies, deli, seafood, dairy, floral, frozen (mainline), frozen bakery, ice cream, fresh and frozen meat, frozen seafood, ice, and certain other merchandise, subject to certain limited exceptions. Under the agreement, C&S is obligated to begin procurement of these additional categories for the Company on October 12, 2008, and the term of the agreement expires on October 8, 2016. The Company will retain responsibility for the warehousing, transportation and distribution of product from its Syracuse, New York and DuBois, Pennsylvania warehouse facilities to its corporate stores and independent customer locations.

On September 10, 2008, the Company issued a press release relating to its new agreement with C&S, a copy of which is attached hereto and made a part hereof.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit 99.1                                    Press release of The Penn Traffic Company dated September 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY
(Registrant)

By:	/s/ Daniel J. Mahoney
Name: Daniel J. Mahoney
Title: SVP, General Counsel

Date: September 10, 2008

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press release of The Penn Traffic Company dated September 10, 2008.